UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-162389

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-155399

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-144232

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-128125

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-120568

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-106696

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-56248

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-56204

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-87915

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-87913

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-52701

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-38133

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-21831

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-59465

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-59461

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FROZEN FOOD EXPRESS INDUSTRIES, INC.

 (Exact Name of registrant as specified in its charter)

Texas	75-1301831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1145 Empire Central Place
Dallas, Texas	75247-4305
(Address of Principal Executive Offices)	(Zip Code)

Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan

Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan

Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan

Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan

FFE Transportation Services, Inc. 401(k) Wrap Plan

Frozen Food Express Industries, Inc. 401(k) Savings Plan

Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan

Frozen Food Express Industries, Inc. Employee Stock Option Plan

Frozen Food Express Industries, Inc. 1995 Non-Employee Director Stock Option Plan

(Full title of the plans)

S. Russell Stubbs

President and Chief Executive Officer

Frozen Food Express Industries, Inc.

1145 Empire Central Place

Dallas, Texas 75247

(Name and address of agent for service)

(214) 630-8090

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Frozen Food Express Industries, Inc. (the “Company”):

•                  Registration Statement No. 333-162389, filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2009, registering 500,000 shares of the Company’s Common Stock, par value $1.50 per share (the “Common Stock”), under the Company’s 2005 Stock Incentive Plan;

•                  Registration Statement No. 333-155399, filed with the SEC on November 17, 2008, registering 50,000 shares of Common Stock under the Company’s 2005 Non-Employee Director Restricted Stock Plan;

•                  Registration Statement No. 333-144232, filed with the SEC on June 29, 2007, registering 2,200,000 shares of Common Stock under the Company’s 2005 Stock Incentive Plan;

•                  Registration Statement No. 333-128125, filed with the SEC on September 6, 2005, registering 50,000 shares of Common Stock under the Company’s 2005 Non-Employee Director Restricted Stock Plan;

•                  Registration Statement No. 333-120568, filed with the SEC on November 17, 2004, registering 850,000 shares of Common Stock under the Company’s 2002 Incentive and Nonstatutory Option Plan;

•                  Registration Statement No. 333-106696, filed with the SEC on July 1, 2003, registering 850,000 shares of Common Stock under the Company’s 2002 Incentive and Nonstatutory Option Plan;

•                  Registration Statement No. 333-56248, filed with the SEC on February 27, 2001, registering 500,000 shares of Common Stock under FFE Transportation Services, Inc.’s 401(k) Wrap Plan;

•                  Registration Statement No. 333-56204, filed with the SEC on February 26, 2001, registering 2,500,000 shares of Common Stock under the Company’s 401(k) Savings Plan;

•                  Registration Statement No. 333-87915, filed with the SEC on September 28, 1999, registering 1,500,000 shares of Common Stock under the Company’s 401(k) Savings Plan;

•                  Registration Statement No. 333-87913, filed with the SEC on September 28, 1999, registering 300,000 shares of Common Stock under the Company’s 1992 Incentive and Nonstatutory Option Plan;

•                  Registration Statement No. 333-52701, filed with the SEC on May 14, 1998, registering 1,500,000 shares of Common Stock under the Company’s Employee Stock Option Plan;

•                  Registration Statement No. 333-38133, filed with the SEC on October 17, 1997, registering 750,000 shares of Common Stock under the Company’s 1992 Incentive and Nonstatutory Option Plan;

•                  Registration Statement No. 333-21831, filed with the SEC on February 14, 1997, registering 1,500,000 shares of Common Stock under the Company’s Employee Stock Option Plan;

•                  Registration Statement No. 033-59465, filed with the SEC on May 19, 1995, registering 125,000 shares of Common Stock under the Company’s 1995 Non-Employee Director Stock Option Plan; and

•                  Registration Statement No. 033-59461, filed with the SEC on May 19, 1995, registering 812,500 shares of Common Stock under the Company’s 1992 Incentive and Nonstatutory Option Plan.

On August 19, 2013, pursuant to that certain Agreement and Plan of Merger dated as of July 12, 2013, by and among Duff Brothers Capital Corporation, Duff Brothers Subsidiary, Inc., and the Company, the Company became a wholly-owned subsidiary of Duff Brothers Capital Corporation.  As a result of the transactions contemplated thereby, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements.

This Post-Effective Amendment to each of the Registration Statements is being filed to deregister, as of the effectiveness of this post-effective amendment, all unsold securities which were registered for sale under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 21, 2013.

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Registrant)

BY:	/s/ S. Russell Stubbs
S. Russell Stubbs
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.